Exhibit 1 [Form 6k, Nov 29, 2004]

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004

(Expressed in Canadian dollars)

(Unaudited – Prepared by Management)

1

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited – Prepared by Management)

	Sept 30	December 31
	2004	2003
	(unaudited)	(audited)
ASSETS
Current
Cash & term deposits	$65,109	$-
Marketable securities	383	17,374
Accounts receivable	251,880	179,133
Prepaids & security deposits	6,024	85,041
	323,396	281,548

Held in trust (note 8b)	942	140,832
Due from related parties (note 8b)	35,489	-
Property & equipment (note 6)	304,901	238,655

	$664,728	$661,035

LIABILITIES
Current
Bank indebtedness	$-	$3,300
Accounts payable & accrued liabilities	820,245	405,608
Due to related parties (note 8a)	74,074	7,981
Obligation under capital lease (note 10c)	17,949	19,389
	912,268	436,278

Obligation under capital lease (note 10c)	29,594	20,303

	$941,862	$456,581

SHAREHOLDERS’ EQUITY (DEFICIENCY)

Capital stock (note 7)	15,517,487	14,113,569
Contributed Surplus (note 7b)	314,433	314,433
Deficit	(16,109,054)	(14,223,548)

	(277,134)	204,454

Total Stockholders’ Equity & Liabilities	$664,728	$661,035

Commitments (note 10)

On behalf of the Board,

  “Bedo H. Kalpakian”

  “Neil Spellman”

2

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

 (Unaudited – Prepared by Management)

Three Months Ended			Nine Months Ended
September 30			September 30
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$349,445	184,960	907,455	1,119,540
Interest	1,243	1,762	2,991	1,762
	350,688	186,722	910,446	1,121,302
Expenses
Advertising and promotion	245,620	232,631	464,131	345,635
Consulting fees	48,693	22,697	146,943	45,538
Amortization	30,166	18,840	79,958	48,883
Finance, interest and foreign exchange	(630)	103,623	8,920	241,490
Legal, accounting and audit	11,793	19,702	22,964	45,684
Management fees	45,000	45,000	135,000	135,000
Office and miscellaneous	20,547	30,498	85,219	54,164
Net revenue sharing	(3,676)	-	83,601	-
Regulatory and transfer agent fees	1,889	569	8,516	4,483
Rent	65,738	69,043	177,310	195,371
Salaries and benefits	324,427	247,902	942,745	662,984
Shareholder communication	527	65	5,624	11,150
Technical consulting	-	6,653	2,600	46,201
Telephone	8,460	3,905	(9,296)	16,519
Travel, meals and entertainment	53,701	41,642	125,443	113,788
Transaction fees	29,311	11,907	49,533	30,373
	881,566	854,677	2,329,211	1,997,263

Loss before other items	(530,878)	(667,955)	(1,418,765)	(875,961)

Other items
Purchase and Termination of Net Revenue Sharing Agreement	-	-	(381,501)	-
Write down of marketable securities	(27,516)	-	(81,440)	-
Loss on sale of equipment	-	-	-	(892)
Loss on dissolving of subsidiaries	-	89,464	-	(1,310,562)
Write off demand loan	-	-	(3,800)	-
	(27,516)	89,464	(466,741)	(1,311,454)
Net loss for period	(558,394)	(578,491)	(1,885,506)	(2,187,415)

Deficit, beginning of period	(15,550,660)	(12,560,926)	(14,223,548)	(10,932,179)

Deficit, end of period	(16,109,054)	(13,139,417)	(16,109,054)	(13,119,594)

Weighted average number of shares	55,960,996	40,136,362	55,960,996	40,136,362

Weighted average gain/(loss) per common share	(0.01)	(0.01)	(0.03)	(0.05)

3

Las Vegas From Home.com Entertainment Inc.

Interim Financials

June 30, 2004

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited – Prepared by Management)

	Three Months ended		Nine months ended
	September 30		September 30
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash provided by (used for)

Operations
Net loss	$(558,394)	(578,491)	(1,885,506)	(2,187,415)
Items not affecting cash
Amortization	30,166	18,840	79,958	48,883
Foreign Exchange	-	109,288	-	187,706
	(528,228)	(450,363)	(1,805,548)	(1,950,826)

Changes in non-cash working capital:
Receivables	(35,719)	(47,879)	(72,747)	26,902
Prepaids	10,378	(14,415)	79,017	(53,888)
Receivable from related party	68,583	95,027	104,401	-
Payables and accruals	95,006	58,935	411,337	133,451
Payable to related parties	60,413	67,047	66,093	114,633
	198,661	158,715	588,101	221,098
	(329,567)	(291,648)	(1,217,447)	(1,729,728)

Financing
Issuance of common shares for cash	35,715	403,670	1,403,917	403,670
Capital subscriptions	-	(97,170)	-	152,830
Repayment of capital lease	(4,253)	(3,894)	(10,377)	(3,894)
Capital lease	-	42,876	-	42,876
Loans payable	-	-	-	-
	31,462	345,482	1,393,540	595,482

Investing
Equipment	(30,538)	(64,372)	(143,111)	(72,792)
Marketable securities	93,357	(24,096)	32,127	(24,096)
Loss on dissolving of subsidiaries	-	(89,464)	-	1,310,562
Loss on sale of equipment	-	-	-	892
	62,819	(177,932)	(110,984)	1,214,566

Increase (decrease) in cash and cash equivalents	(235,286)	(124,098)	65,109	80,320

Cash and cash equivalents, beginning of period	300,395	223,712	-	19,294

Cash and cash equivalents, end of period	65,109	99,614	65,109	99,614

4

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

1.

Nature of Operations and Going Concern

These financial statements have been prepared on the basis of accounting principles applicable to a "going concern" basis, which assumes that the Company will continue to be in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

The Company was previously involved in the exploration of mineral properties.  During 2003, the Company decided to write down its remaining mineral property to $0 (note 5) as it is no longer pursuing this activity.

The Company and its Antiguan subsidiary Action Poker Gaming Inc. (“Action”) are in the business of developing and marketing software for on-line multi-player interactive card games.

During 2002, Action moved its operations from its location in Antigua to the facilities of Mohawk Internet Technologies Inc. ("Mohawk") which acts as its hosting facility for its servers, located on the Kahnawake Mohawk Reserve ("Kahnawake") in Canada.

Kahnawake has reserve status in Canada, which has its own regulations and laws concerning interactive gaming.  These regulations allow the Kahnawake Gaming Commission to issue a gaming licence to a third party authorizing the conduct of authorized games by means of a telecommunication device, including the Internet.  The law in Kahnawake regarding on-line gaming has not yet been tested by Canadian legal authorities therefore the legality of this issue is inconclusive.

The Kahnawake Gaming Commission has issued to Action, an interactive gaming license to operate and exploit an Internet gaming facility, to be located at Mohawk.

The gaming and entertainment operations are carried on by the Company's Antiguan subsidiary.  The expected principal revenues of the Company's Antiguan subsidiary will be from collecting rakes, licensing fees and royalties.  The Company's Antiguan subsidiary operates as an Internet host of card games and collects a fee as host (rake) and does not participate in the actual card games.

Although management believes that the conduct of Internet gaming related activities by its Antiguan subsidiary will represent a lawful business, there is the risk that the legality of the Internet gaming related activities may be challenged by Canadian or other legal authorities.  If the legality of the Internet gaming related activities is challenged and the challenge is sustained, it may have a material adverse impact on the financial affairs of the Company.

The Company has incurred significant operating losses over the past three fiscal years and during the nine month period ended September 30, 2004.  The Company must raise capital to develop its business and to fund operation costs.  It is not certain that the Company will be successful in its efforts to raise the required capital to continue its operations uninterruptedly.  Management’s efforts are directed at increasing revenues and pursuing opportunities of merit for the Company.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	5	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

1.

Nature of Operations and Going Concern (Continued)

These financial statements do not reflect adjustments that would be necessary if the "going concern" assumption were not appropriate because management believes that the actions already taken or planned will mitigate the adverse conditions and events which raise doubts about the validity of the "going concern" assumption used in preparing these financial statements.

If the "going concern" assumption were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

2.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada and all amounts are expressed in Canadian dollars.  These principles differ in certain respects from those that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States of America. These interim financial statements should be read in conjunction with the most recent audited annual financial statements.  The significant accounting policies follow that of the most recently reported audited annual financial statements.  In the opinion of the Company, its unaudited interim financial statements contain all of the adjustments necessary in order to present a fair statement of the results of the interim periods presented.

3.

Significant Accounting Policies

(a)

Principles of consolidation

These consolidated financial statements include the accounts of Las Vegas From Home.com Entertainment Inc., and its wholly-owned Antiguan subsidiary Action Poker Gaming Inc. The Company’s other subsidiaries; Touchdown Inc., Endzone Inc., G.T. Enterprises Inc., and Azat Investment LLC were dissolved in 2003.  All inter-company balances and transactions have been eliminated.

(b)

Mineral properties

Mineral properties are recorded at cost.  The costs relating to a property abandoned were written off when the decision to abandon was made.

(c)

Amortization

Amortization of property and equipment is calculated on the following bases and annual rates:

Software and development costs

- 30% Declining balance

Computer equipment

- 30% Declining balance

Software development costs are capitalized once technical feasibility has been established and a market has been identified.  Such capitalized costs are amortized over the expected life of the product developed once it has been commercially released or pro-rata based upon future revenue projection, whichever creates the greatest amortization expense.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	6	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

3.

Significant Accounting Policies (Continued)

(d)

Stock-based compensation plans

Effective January 2002, the Company adopted the new C.I.C.A. Handbook recommendation in accounting for its employee stock option plans.  Options granted to employees are accounted for using the intrinsic value method where compensation expense is recorded when options are granted at discounts to market.  Options granted to non-employees are accounted for using the fair value method where compensation expense is calculated using the Black-Scholes options pricing model.

(e)

Revenue recognition

The Company recognizes revenues from licensees and customers on an accrual basis based on agreed terms of licences and contracts as the services are rendered.  Revenues are earned from licensees based on rake splits established in licensee contracts and can vary depending on the licensee.

Allowances for non-collection of revenues are made when collectibility becomes uncertain.

(f)

Income taxes

The Company follows the liability method based on the accounting recommendations for income taxes issued by the Canadian Institute of Chartered Accountants.  Under the liability method future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted income tax rates at each balance sheet date.  Future income tax assets can also result by applying unused loss carry-forwards and other deductions.  The valuation of any future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

(g)

Foreign currency translation

Amounts recorded in foreign currency are translated into Canadian dollars as follows:

(i)

Current assets, current liabilities and long-term monetary assets and liabilities, at the rate of exchange in effect as at the balance sheet date;

(ii)

Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and

(iii)

Revenues and expenses, (excluding amortization which is translated at the same rate as the related asset), at the rates in effect at the time of the transaction.

Gains and losses arising from this translation of foreign currency are included in net income.

(h)

Net loss per share

Net loss per share is calculated using the weighted average number of shares outstanding.  The dilutive effect of options and warrants is not reflected in loss per share for the nine month periods ended September 30, 2004 and 2003, as the effect would be anti-dilutive.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	7	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

3.

Significant Accounting Policies (Continued)

(i)

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and would impact future results of operations and cash flows.

4.

Financial Instruments

(i)

Fair value

The carrying value of cash and term deposits, accounts receivable, accounts payable and accrued liabilities, amounts due to and from related parties and obligation under capital lease approximate their fair value because of the short maturity of these financial instruments.

(ii)

Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and liabilities.

(iii)

Credit risk

The Company is exposed to credit risk with respect to its accounts receivable, however, this is minimized by the Company's large customer base.  The Company monitors its exposure to credit risk for accounts receivable.

(iv)

Translation risk

The Company translates the results of foreign operations into Canadian currency using approximately the average exchange rate for the year.  The exchange rate may vary from time to time.  This risk is minimized to the extent that all non-Canadian source revenues and expenses are in US dollars.

(v)

Market risk

Marketable securities are valued at the lower of cost and market at the balance sheet date.  The Company is exposed to market risk with respect to its investment in marketable securities.

5.

Interest in mineral property

	September 30 2004	December 31 2003
Pike County, United States of America
Acquisition cost, net of proceeds	$0	$0

During 1992, the Company purchased several mineral properties located in Pike County, Arkansas, USA.  During 1999, the Company sold a portion of the mineral properties and wrote down the remaining mineral property to $1.  During 2003, the Company wrote down the mineral property to $0.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	8	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

6.

Property and equipment

			September 30 2004	December 31 2003
		Accumulated	Net	Net
	Cost	Amortization	Book Value	Book Value
Software and software development costs	$180,901	99,495	81,406	$108,541
Computer equipment	256,288	76,697	179,591	90,936
Computer equipment under capital lease	65,130	21,226	43,904	39,178

	$502,319	197,418	304,901	$238,655

During 2001, the Company commenced developing its own multi-player interactive card games software.  The amount of $180,901 has been capitalized under software and development costs.  Amortization commenced in 2002 as the software was commercially released during the year. Amortization expense of $27,135 has been applied to the costs capitalized for the nine month period ended September 30, 2004.

7.

Capital stock

(a)

Authorized:

   100,000,000 common shares without par value

       5,000,000 preferred shares

Changes in capital stock:

	September 30, 2004		December 31, 2003
	Number of Shares	Amount	Number of Shares	Amount

Balance beginning of period	52,033,270	$14,113,569	38,103,486	$12,343,788

Exercise of stock options for cash	1,034,158	178,918	1,929,814	199,785
Private placement proceeds	4,000,000	1,225,000	11,999,970	1,569,996
Balance end of period	57,067,428	15,517,487	52,033,270	$14,113,569

During the nine month period ended September 30, 2004, the Company issued 1,034,158 common shares of the Company to directors, employees and a consultant as a result of the exercising of stock options at prices ranging from $0.11 to $0.22 per common share for total proceeds to the Company of $178,918.

The Company entered into non-brokered private placement financing agreements with Lucky 1 Enterprises Inc., (“Lucky”), a related company.  The Company has issued to Lucky 1,250,000 common shares of the Company at $0.32 per share for total proceeds to the Company of $400,000 and 2,750,000 common shares of the Company at $0.30 per share for total proceeds to the Company of $825,000.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	9	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

7.

Capital stock (Continued)

(b)

Contributed Surplus

The Company applies the Intrinsic Value Method in accounting for its stock options granted to employees, and accordingly in 2003, compensation expense of $143,128 was recognized as salaries expense.  The Company applies the Fair Value Method in accounting for its stock options granted to consultants, and accordingly, compensation expense of $171,305 was recognized as consulting expense.  The total amount in 2003 of $314,433 (2002: Nil) is reflected as contributed surplus on the consolidated balance sheets.

Had compensation expense for stock options granted to employees been determined under the Fair Value Method using the Black Scholes option – pricing model, the pro-forma effect on the Company’s net loss and per share amounts would have been as follows:

	December 31	December 31
	2003	2002

Net loss, as reported	$(1,794,751)	(1,742,362)
Recognized under intrinsic
value, as reported	143,128	-
Unrecognized fair value	(357,152)	(90,610)

Net loss, pro-forma	$(2,008,775)	(1,832,972)

Net loss per share, as reported	$ (0.04)	$ (0.05)
Net loss per share, pro-forma	$ (0.05)	$ (0.05)

The fair value of each option grant is calculated using the following weighted average assumptions:
	December 31	December 31
	2003	2002

Expected life (years)	1	1
Interest rate	3.00%	2.75%
Volatility	188.13%	78.19%
Dividend yield	0.00%	0.00%

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	10	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

7.

Capital stock (Continued)

(d)

Warrants

The following summarizes warrants that have been granted, exercised or have expired during the nine month period ended September 30, 2004.  All of the warrants have been issued in connection with the sale of common shares of the company, unless otherwise stated:

	Number of Warrants	Exercise Price $

Balance beginning of period	1,688,000	0.70

Warrants exercised	-	-
Warrants issued	-	-
Warrants expired	(1,688,000)	0.70

Balance end of period	-	-

(e)

Stock options

At the Annual General Meeting of the Company which was held on May 31, 2004, the shareholders approved the adoption of the Company’s 2004 Stock Option Plan (the “2004 Plan”) whereby the Company may reserve an aggregate of 11,290,154 common shares for issuance under the 2004 Plan to Directors, Officers, Employees and Consultants of the Company and any stock options previously granted outside of the 2004 Plan.   This number equals 20% of the Company’s issued and outstanding shares as of April 12, 2004, the date of the Company’s Information Circular with respect to its most recent Annual General Meeting of Shareholders.

The following summarizes the employees’, directors’ and consultants’ stock options that have been granted, exercised, cancelled and expired during the nine month period ended September 30, 2004:

	Number of Shares	Exercise Price $

Balance beginning of period	2,938,349	0.11 to 0.36

Options granted	3,720,000	0.13 to 0.21
Options exercised	(1,034,158)	0.11 to 0.22
Options expired	(872,750)	0.11
Options cancelled	(50,000)	0.19

Balance end of period	4,701,441	0.11 to 0.22

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	11	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

8.

Related party transactions

(a)  Payable to related parties

	September 30 2004	December 31 2003

Payable to Lucky 1 Enterprises Inc.	$74,074	$-
Payable to Directors	-	7,981

Total payable to related parties	$74,074	$7,981

Amounts payable to directors are for expenses incurred on behalf of the Company.

(b)  Due from related parties

	September 30 2004	December 31 2003

Due from Lucky 1 Enterprises Inc.(held in trust)	$942	$140,832
Due from two Directors	35,489	-

Total due from related parties	$36,431	$140,832

(i)

As at September 30, 2004, an amount of $35,489 is receivable from two directors of the Company.  This amount of $35,489 consists of loans and interest.

(ii)

The company shares office premises and office expenses with Lucky 1 Enterprises Inc. (“Lucky”), a related company.  Rent for the office premises is paid by the Company and Lucky is charged for its proportionate share.  Lucky charges the Company for its proportionate share of payroll expenses and other office expenses.

Related party transactions during the nine month periods ended September 30, 2004 and 2003:

(1)

paid management fees to a company related by common management and directors $135,000 (2003: $135,000);

(2)

received rent from Lucky for shared offices $4,554 (2003: $5,433);

(3)

reimbursed Lucky $138,792 (2003: $118,279) for payroll and benefits;

(4)

reimbursed Lucky $9,170 (2003: $20,020) for other office expenses;

(5)

interest was charged for funds loaned to the Company by Lucky $94 (2003: $358), and;

(6)

The Company entered into non-brokered private placement financing agreements with Lucky.  The Company has issued to Lucky 1,250,000 common shares of the Company at $0.32 per share for total proceeds of $400,000 and 2,750,000 common shares of the Company at $0.30 per share for total proceeds of $825,000.

(7)

Pursuant to the Licensing Agreement dated November 4, 2002, the Company has paid to Lucky the sum of $79,627 for the nine month period ended September 30, 2004 representing 40% of revenues generated from the three card games software (2003: $61,381).

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	12	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

9.

Income taxes

	December 31	December 31
	2003	2002
Future income tax assets
Non-capital loss carry-forwards for Canadian purposes	$7,041,796	$4,635,558
Excess of unamortized capital cost over net book value of fixed assets	61,661	52,805
Exploration expenditures for Canadian purposes
Unused cumulative Canadian exploration expenses	6,370	6,370
Unused cumulative foreign exploration and development expenses	262,527	262,527
	7,372,354	4,957,260

Tax rate - 38.00% (2002 - 39.62%)	2,801,495	1,964,066
Less: Valuation allowance	(2,801,495)	(1,964,066)
	$-	$-

The valuation allowance reflects the Company's estimate that the tax assets will likely not be realized and consequently have not been recorded in these financial statements.

For Canadian income tax purposes, the exploration and development expenses can be carried forward indefinitely.

The Company has net capital losses for income tax purposes of $905,088, which can be carried forward indefinitely.

The Company has available approximate non-capital losses which may be carried-forward to apply against future income for Canadian tax purposes.  The losses expire as follows:

2004	$119,552
2005	158,221
2006	708,311
2007	1,108,651
2008	1,049,307
2009	1,578,410
2010	2,319,074

$7,041,526

The benefit of these losses has not been recorded in these financial statements.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	13	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

10.

Commitments

(a)

Pursuant to agreements entered into with various parties, the Company's Antiguan subsidiary Action Poker Gaming Inc., (“Action”) is required to make the following payments:

(i)

Interactive gaming license

Annual License fee of US $10,000

(ii)

Kahnawake Server Park rent

Monthly user fee of US $10,000 from May 1, 2003 to October 31, 2004;

(iii)

Financial transaction fees

Minimum monthly fee of US $2,000 for the credit card transactions, plus bank surcharges and other charges or fees imposed by banks for handling credit card transactions;

(iv)

Net revenue sharing

35% of Action’s share of monthly net revenues, after deducting all server and bandwidth costs, all transaction related costs and fees, and all chargebacks to an arm’s length on-line casino (the “Arm’s Length Party”);

(v)

Purchase Price for the Termination of the Net Revenue Sharing Agreement

Purchase Price of US $1,000,000 is payable to the Arm’s Length Party in staged monthly payments commencing on April 1, 2004 and ending on May 1, 2005;

(vi)

Loan

Principal amount of Loan is US $250,000 which is repayable together with bonus on a monthly basis commencing on July 30, 2004 and ending on July 30, 2006.

(b)

Lease commitments

The Company has entered into an operating lease expiring in 2006 for office space.  The minimum rental commitments under the operating lease are as follows:

Expiry Date	Amount

2004	$14,775
2005	59,100
2006	$14,775

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	14	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

10.

Commitments (Continued)

(c)

Obligation under capital lease

The following is the schedule of future minimum lease payments under capital lease:

Amount

2004	$14,765
2005	27,057
2006	23,939
2007	3,195

Total minimum lease payments	68,956
Less: Amount representing interest and executory costs	21,413

Present value of net minimum lease payments	47,543
Less: Current portion	17,949
Obligation under capital lease	$29,594

A certain amount of the Obligation under capital lease has been personally guaranteed by the Company’s President, Jacob H. Kalpakian.

11.

Subsequent events

(a)

A total of 231,250 stock options were exercised subsequent to the nine month period ended September 30, 2004 at prices ranging between $0.11and $0.21 per common share for total proceeds to the Company of $44,500.

(b)

A total of 1,353,349 stock options exercisable at $0.22 per common share expired subsequent to the nine month period ended September 30, 2004 and a total of 331,250 stock option exercisable between $0.18 and $0.19 per common share were cancelled.

(c)

A total of 7,860,000 stock options were granted to Directors, Officers, Employees and Consultants subsequent to the nine month period ended September 30, 2004 exercisable at prices ranging from $0.12 to $0.17 per common share.  Any common shares issued pursuant to the exercise of stock options have a four month and a day hold period commencing from the Stock Option agreement date.  All Option Agreements are vested.

(d)

During the month of November, 2004, the Company closed a Brokered Private Placement Financing and a Non-Brokered Private Placement Financing for total gross proceeds to the Company of $1,145,000, the details of which are as follows:-

1.

The Brokered Private Placement Financing consists of 9,200,000 Units of the Company’s securities at $0.10 per Unit.  Each Unit consists of one common share (“Common Share”) in the capital of the Company and one share purchase warrant (“Warrant”).  Two Warrants are required to purchase one Common Share in the capital of the Company at $0.20 per Common Share for a period of 24 months.  A 10% Finder’s Fee of $92,000 was paid in cash to the Agent and an aggregate of 920,000 broker warrants (“Broker Warrants”) were issued.  Each Broker Warrant entitles the broker to acquire one Common Share in the capital of the Company at $0.10 per Common Share for a period of 24 months.  All Common Shares, Warrants and Broker Warrants have been issued and have a hold period expiring on March 2, 2005, and;

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	15	-

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 AND 2003

(Unaudited – Prepared by Management)

11.

Subsequent events (continued)

2.

The Non-Brokered Private Placement Financing consists of 2,250,000 Units of the Company’s securities at $0.10 per Unit.  Each Unit consists of one common share (“Common Share”) in the capital of the Company and one warrant (“Warrant”).  Two Warrants are required to purchase one Common Share in the capital of the Company at $0.20 per Common Share for a period of 24 months.  No Finder’s Fee was paid in respect to this Financing.  All Common Shares and Warrants have been issued and have a hold period expiring on March 10, 2005.

(e)

Subsequent to the nine month period ended September 30, 2004, the amount of $35,489 which consisted of loans and interest, was repaid by the two directors of the Company.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	16	-

FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

I, Jacob H. Kalpakian, President & C.E.O. of Las Vegas From Home.com Entertainment Inc., certify that:

1.

I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of Las Vegas From Home.com Entertainment Inc., (the issuer) for the interim period ending September 30, 2004;

2.

Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings;

3.

Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings;

4.

The issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the issuer, and we have:

(a)

designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared; and

(b)

designed such internal control over financial reporting, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP; and

5.

I have caused the issuer to disclose in the interim MD&A any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent interim period that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.

Date: November 29, 2004.

“Jacob H. Kalpakian”

Jacob H. Kalpakian

President & C.E.O.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	17	-

FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

I, Bedo H. Kalpakian, Chairman & C.F.O. of Las Vegas From Home.com Entertainment Inc., certify that:

1. I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of Las Vegas From Home.com Entertainment Inc., (the issuer) for the interim period ending September 30, 2004;

2. Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings;

3. Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings;

4. The issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the issuer, and we have:

(a)

designed such disclosure controls and procedures, or caused them to be designed under our supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the interim filings are being prepared; and

(b)

designed such internal control over financial reporting, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer’s GAAP; and

5. I have caused the issuer to disclose in the interim MD&A any change in the issuer’s internal control over financial reporting that occurred during the issuer’s most recent interim period that has materially affected, or is reasonably likely to materially affect, the issuer’s internal control over financial reporting.

Date: November 29, 2004.

“Bedo H. Kalpakian”

Bedo H. Kalpakian

Chairman & C.F.O.

Las Vegas From Home.com Entertainment Inc. Interim Financials Statements September 30, 2004	18	-